NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA AND EPSILON SUBSIDIARY SIGN
MULTI-YEAR AGREEMENTS WITH LEADING MULTI-CHANNEL SPECIALTY RETAILER SHARPER IMAGE

Alliance Data and its Epsilon Business to Provide Marketing Services Geared Toward Driving
Multi-channel Sales, Increasing Customer Loyalty

DALLAS, Texas, Jan. 17, 2008 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, and Alliance Data’s Epsilon business today announced that it has signed multi-year agreements with Sharper Image Corporation. Alliance Data will launch an integrated private label credit card program, and Epsilon will provide permission-based email marketing services for Sharper Image. Operating more than 180 retail locations, Sharper Image is a specialty retailer of innovative, high-quality electronics, personal care items, recreation and fitness accessories, housewares, toys, travel goods and gift items, with 2006 fiscal year-end revenues exceeding $525 million.

Under terms of the private label credit card agreement, Alliance Data’s bank subsidiary will provide Sharper Image with a full suite of services, including account acquisition and activation, receivables funding, credit authorization, card issuance, statement generation, electronic bill presentment services, remittance processing, marketing and customer service functions. The program will also include loyalty and reward incentives for eligible cardholders, such as merchandise discounts and rebate certificates based on purchases, invitations to in-store events, and other exclusive offers.

Additionally, under the terms of another multi-year agreement, Epsilon will deploy its proprietary email communications and campaign management platform for Sharper Image. Epsilon will also provide strategic consulting to help Sharper Image develop highly targeted permission-based email marketing campaigns designed to acquire and retain customers, and generate increased sales, including through up-sell and cross-sell opportunities.

“Working with Alliance Data, we have the ability to further enhance our marketing and sales initiatives through Alliance Data’s integrated credit and marketing services and its Epsilon business’ highly customized email marketing solution,” said Steven A. Lightman, president and chief executive officer of Sharper Image. “The fact that Alliance Data delivers complementary capabilities is of significant value to us. We will benefit from the company’s extensive expertise at driving sales, connecting with our customers and providing solutions that enhance our marketing and customer acquisition efforts.”

“We are pleased to provide a robust private label credit card solution that will augment Sharper Image’s multi-channel marketing strategy, and provide even more value to its customers,” said Ivan Szeftel, president of Retail Services at Alliance Data. “Sharper Image has an aggressive business plan, and we are confident in our ability to partner with them to drive sales. Additionally, Alliance Data’s Epsilon business will deliver additional marketing impact through the targeted delivery of customer-relevant email communications.”

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company’s principal selling channels include 186 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Web site, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

About Epsilon

Epsilon and its Abacus division provide comprehensive marketing services worldwide, helping companies manage, measure and optimize their customer relationships. Services include strategic consulting, database and loyalty systems, proprietary data, analytics, brand design and creative services, and interactive communications including web design, search, email and broad-based direct marketing. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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